EXHIBIT 23.1





                       CONSENT OF INDEPENDENT ACCOUNTANTS






We consent to the incorporation by reference in Registration Statements on Form S-8 No. 333-06659, No. 333-19315 and 333-29221 of Fine Host Corporation of our report dated March 22, 1999, appearing on page F-2 of this Annual Report on Form 10-K.







PricewaterhouseCoopers LLP
Stamford, Connecticut
March 22, 1999





























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